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                                AMENDMENT NO. 3
                                      TO
                    CO-SALE AND STOCK RESTRICTION AGREEMENT

         This Amendment No. 3, dated May ___, 1998 (the "Amendment"), to the Co-Sale and Stock Restriction Agreement, dated November 13, 1995, as amended (the "Agreement"), among Giga Information Group, Inc., a Delaware corporation (the "Company"), Gideon I. Gartner (the "Founder") and the Stockholders signatory thereto (the "Stockholders"), is entered into by the Company, the Founder and the undersigned Stockholders.

         WHEREAS, the Company proposes to register shares of its Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering solely for cash of at least $30 million of Common Stock at a minimum price to the public of $3.75 per share (as adjusted for any stock split, stock dividend, subdivision or combination of the Common Stock);

         WHEREAS, the Agreement, which provides for restrictions on transfer and rights of first offer with respect to sales of equity securities of the Company by the Founder, terminates upon, among other events, the date two years following the closing of a firmly written underwritten public offering pursuant to a registration statement (other than a registration statement relating to certain sales of securities to employees) under the Securities Act covering the Company's Common Stock, par value $0.001 per share (an "IPO"), which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Company and any selling stockholders of at least $15,000,000 and which has a public offering price of not less than $5.25 per share (as adjusted for any stock split, stock dividend, subdivision or combination of the Common Stock);

         WHEREAS, the Company and the Founder wish to amend the termination provisions of the Agreement such that, in addition to the existing termination events, the Agreement terminates upon the date two years following the closing of an IPO which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Company and any selling stockholders of at least $30,000,000, which has a public offering price of not less than $3.75 per share (as adjusted for any stock split, stock dividend, subdivision or combination of the Common Stock) and which closes on or before January 31, 1999; and

         WHEREAS, Section 7.2 of the Agreement provides that any provision of the Agreement may be amended upon the written consent of all of (i) the Company, (ii) the holders of at least a majority in interest of the Common Stock and Preferred Stock of the Company held by the Stockholders and their assignees and (iii) the Founder.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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         1. Amendment. Acting in accordance with Section 7.2 of the Agreement, the first sentence of Section 7.4 of the Agreement is hereby amended to read in its entirety as follows:

         "This Co-Sale and Stock Restriction Agreement shall terminate upon the earlier of (i) the date two years following the closing of a firmly written underwritten public offering pursuant to a registration statement (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the Securities Act of 1933, as amended (the "Act")) under the Act covering the Company's Common Stock (an "IPO"), which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Company and any selling stockholders of at least $15,000,000 and which has a public offering price of not less than $5.25 per share (as adjusted for any stock split, stock dividend, subdivision or combination of the Common Stock); (ii) the date two years following the closing of an IPO which results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Company and any selling stockholders of at least $30,000,000, which has a public offering price of not less than $3.75 per share (as adjusted for any stock split, stock dividend, subdivision or combination of the Common Stock) and which closes on or before January 31, 1999; or (iii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary."

         2. The Agreement, as supplemented and modified by this Amendment, together with the other writings referred to in the Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         3. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         4. This Amendment shall be governed by the laws of the State of New York, notwithstanding the conflict-of-law doctrines of New York or any other jurisdiction to the contrary.

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         5. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                      [SIGNATURES BEGIN ON THE NEXT PAGE]

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment
No. 3 to the Co-Sale and Stock Restriction Agreement on the date first above written.

The Company:

GIGA INFORMATION GROUP, INC.

By:
   ----------------------------------------------
  Name:   Daniel M. Clarke
  Title:  Senior Vice President, Chief
          Financial Officer, Treasurer
          and Secretary



The Founder:


-------------------------------------------------
Gideon I. Gartner


The Series B and Series C Preferred Stockholders:

Name of Stockholder (print):


-------------------------------------------------

By:
   ----------------------------------------------
   Name:

   Title:

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